Exhibit 10.4

FORM OF

SECURITY AGREEMENT

This SECURITY AGREEMENT (the “Agreement”) is made as of September 11, 2015, is executed by and between __________ ___________, a corporation incorporated under the laws of the State of _________ (the “Grantor”), and TCA GLOBAL CREDIT MASTER FUND, LP, a limited partnership organized and existing under the laws of the Cayman Islands (the “Secured Party”).

WHEREAS, pursuant to a Securities Purchase Agreement dated as of May 31, 2015 and effective as of even date herewith between Medytox Solutions, Inc., a corporation incorporated under the laws of the State of Nevada (the “Company”), and the Secured Party (the “Purchase Agreement”), the Company has agreed to issue to the Secured Party and the Secured Party has agreed to purchase from Company certain senior secured, convertible, redeemable debentures (the “Debentures”), as more specifically set forth in the Purchase Agreement;

WHEREAS, in order to induce the Secured Party to purchase the Debentures, the Grantor has agreed to execute and deliver to the Secured Party this Agreement for the benefit of the Secured Party and to grant to Secured Party an unconditional and continuing, first priority security interest in all of the assets and property of the Grantor to secure the prompt payment, performance and discharge in full of all of Company’s obligations under the Debentures, the Purchase Agreement and the other Transaction Documents; and

WHEREAS, the Grantor is a subsidiary of the Company and will substantially benefit from Secured Party’s purchase of the Debentures from the Company.

NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties each intending to be legally bound, hereby do agree as follows:

1. Recitals. The recitations set forth in the preamble of this Agreement are true and correct and incorporated herein by this reference.

2. Construction and Definition of Terms. In this Agreement, unless the express context otherwise requires: (i) the words “herein,” “hereof’ and “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement; (ii) references to the words “Section” or “Subsection” refer to the respective Sections and Subsections of this Agreement, and references to “Exhibit” or “Schedule” refer to the respective Exhibits and Schedules attached hereto; (iii) wherever the word “include,” “includes” or “including” is used in this Agreement , it will be deemed to be followed by the words “without limitation.” All capitalized terms used in this Agreement that are defined in the Purchase Agreement or otherwise defined in Articles 8 or 9 of the Code shall have the meanings assigned to them in the Purchase Agreement or the Code, respectively and as applicable, unless the context of this Agreement requires otherwise. In addition to the capitalized terms defined in the Code and the Purchase Agreement, unless the context otherwise requires, when used herein, the following capitalized terms shall have the following meanings (provided that if a capitalized term used herein is defined in the Purchase Agreement and separately defined in this Agreement, the meaning of such term as defined in this Agreement shall control for purposes of this Agreement):

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(a) “Agreement” means this Security Agreement and all amendments, modifications and supplements hereto.

(b) “Bankruptcy Code” means the United States Bankruptcy Code, as amended from time to time, or any other similar laws, codes, rules or regulations relating to bankruptcy, insolvency or the protection of creditors.

(c) “Business Premises” shall mean the Grantor’s offices located at 7960 Central Industrial Drive #120, Riviera Beach, FL 33404.

(d) “Closing” shall mean the date on which this Agreement is fully executed by both parties.

(e) “Code” shall mean the Uniform Commercial Code as in effect from time to time in the State of Nevada, provided that terms used herein which are defined in the Code as in effect in the State of Nevada on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute, except as the Secured Party may otherwise agree.

(f) “Collateral” shall mean any and all property of the Grantor, of any kind or description, tangible or intangible, real, personal or mixed, wheresoever located and whether now existing or hereafter arising or acquired, including the following: (i) all property of, or for the account of, the Grantor now or hereafter coming into the possession, control or custody of, or in transit to, Secured Party or any agent or bailee for Secured Patty or any parent, affiliate or subsidiary of Secured Party or any participant with Secured Patty in the Obligations (whether for safekeeping, deposit, collection, custody, pledge, transmission or otherwise), including all cash, earnings, dividends, interest, or other rights in connection therewith and the products and proceeds therefrom, including the proceeds of insurance thereon; (ii) the following additional property of the Grantor, whether now existing or hereafter arising or acquired, and wherever now or hereafter located, together with all additions and accessions thereto, substitutions, betterments and replacements therefor, products and Proceeds therefrom, and all of the Grantor’s books and records and recorded data relating thereto (regardless of the medium of recording or storage), together with all of the Grantor’s right, title and interest in and to all computer software required to utilize, create, maintain and process any such records or data on electronic media, including all: (A) Accounts, and all goods whose sale, lease or other disposition by the Grantor has given rise to Accounts and have been returned to, or repossessed or stopped in transit by, the Grantor, or rejected or refused by an Account debtor; (B) As-extracted Collateral; (C) Chattel Paper (whether tangible or electronic); (D) Commodity Accounts; (E) Commodity Contracts; (F) Deposit Accounts, including all cash and other property from time to time deposited therein and the monies and property in the possession or under the control of the Secured Patty or any affiliate, representative, agent, designee or correspondent of the Secured Party; (G) Documents; (H) Equipment; (I) Farm Products; (J) Fixtures; (K) General Intangibles (including all Payment Intangibles); (L) Goods, and all accessions thereto and goods with which the Goods are commingled; (M) Health-Care Insurance Receivables; (N) Instruments; (0) Inventory, including raw materials, work-in-process and finished goods; (P) Investment Property; (Q) Letter-of-Credit Rights; (R) Promissory Notes; (S) Software; (T) all Supporting Obligations; (U) all commercial tort claims hereafter arising; (V) all other tangible and intangible personal property of the Grantor (whether or not subject to the Code), including, all bank and other accounts and all cash and all investments therein, all proceeds, products, offspring, accessions, rents, profits, income, benefits, substitutions and replacements of and to any of the property of the Grantor described within the definition of Collateral (including, any proceeds of insurance thereon and all causes of action, claims and warranties now or hereafter held by the Grantor in respect of any of the items listed within the definition of Collateral), and all books, correspondence, files and other Records, including, all tapes, desks, cards, Software, data and computer programs in the possession or under the control of the Grantor or any other Person from time to time acting for the Grantor, in each case, to the extent of the Grantor’s rights therein, that at any time evidence or contain information relating to any of the property described or listed within the definition of Collateral or which are otherwise necessary or helpful in the collection or realization thereof; (W) all real property interests of the Grantor and the interest of the Grantor in fixtures related to such real property interests; and (X) Proceeds, including all Cash Proceeds and Noncash Proceeds, and products of any or all of the foregoing, in each case howsoever the Grantor’s interest therein may arise or appear (whether by ownership, security interest, claim or otherwise); provided, however, Collateral shall not include any Excluded Collateral (as defined herein).

(g) “Event of Default” shall mean any of the events described in Section 4 hereof.

(h) “Excluded Collateral” shall mean, collectively, any Accounts of the Company due from any federal or state government healthcare reimbursement program including, but not limited to, the Medicare, Medicaid, and Tri-care programs.

(i) “Obligations” shall have the meaning given to it in the Purchase Agreement.

3. Security.

(a) Grant of Security Interest. As security for the full payment and performance of all of the Obligations, whether or not any instrument or agreement relating to any Obligation specifically refers to this Agreement or the security interest created hereunder, the Grantor hereby assigns, pledges and grants to Secured Party an unconditional, continuing, first priority security interest in all of the Collateral. Secured Party’s security interest shall continually exist until all Obligations have been indefeasibly satisfied and/or paid in full.

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(b) Representations, Warranties. Covenants and Agreement of the Grantor. The Grantor covenants, warrants and represents, for the benefit of the Secured Party, as follows:

(i) The Grantor has the requisite corporate power and authority to enter into this Agreement and otherwise to carry out its obligations hereunder. The execution, delivery and performance by the Grantor of this Agreement and the filings contemplated herein have been duly authorized by all necessary action on the part of the Grantor and no further action is required by the Grantor. This Agreement constitutes a legal, valid and binding obligation of the Grantor enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor’s rights generally.

(ii) The Grantor represents and warrants that it has no place of business or offices where its respective books of account and records are kept or places where Collateral is stored or located, except for the Business Premises.

(iii) The Grantor is the sole owner of the Collateral (except for non-exclusive licenses granted by the Grantor in the Grantor’s Ordinary Course of Business), free and clear of any and all Encumbrances. The Grantor is fully authorized to grant the security interests in and to pledge the Collateral to Secured Party. There is not on file in any agency, land records or other office of any Governmental Authority, an effective financing statement, security agreement, license or transfer or any notice of any of the foregoing (other than those that have been filed in favor of the Secured Party pursuant to this Agreement) covering or affecting any of the Collateral. So long as this Agreement shall be in effect, the Grantor shall not execute and shall not permit to be on file in any such agency, land records or other office any such financing statement or other document or instrument (except to the extent filed or recorded in favor of the Secured Party pursuant to the terms of this Agreement).

(iv) No part of the Collateral has been judged invalid or unenforceable. No Claim, Proceeding or other notice or other similar item has been received by the Grantor that any Collateral or the Grantor’s use of any Collateral violates the rights of any Person. There has been no adverse decision or claim to the Grantor’s ownership rights in or exclusive rights to use the Collateral in any jurisdiction or to the Grantor’s right to keep and maintain such Collateral in full force and effect, and there is no Claim or Proceeding of any nature involving said rights pending or, to the best knowledge of the Grantor, threatened, before any Governmental Authority.

(v) The Grantor shall at all times maintain its books of account and records relating to the Collateral and maintain the Collateral at the Business Premises, and the Grantor shall not relocate such books of account and records or Collateral, except and unless: (A) Secured Party first receives notice of such relocation, which approval may be withheld in Secured Party’s sole and absolute discretion; (B) evidence that appropriate financing statements and other necessary documents have been filed and recorded and other steps have been taken to create in favor of the Secured Party valid, perfected and continuing liens in the Collateral; or (C) Collateral is moved or relocated in the Grantor’s Ordinary Course of Business, provided, however, that any permanent relocation of any of the Collateral shall require prior written notice to Secured Party in accordance with Subsection 3(b)(v)(A) above.

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(vi) Upon making the filings described in the immediately following sentence or by possession or control of such Collateral by Secured Party or delivery of such Collateral to Secured Party, this Agreement creates, in favor of the Secured Party, a valid, perfected, first priority security interest in the Collateral. Except for the filing of financing statements on Form UCC-1 under the Code with the State of Florida, no authorization or approval of, or filing with, or notice to any Governmental Authority is required either: (A) for the grant by the Grantor of, or the effectiveness of, the security interest granted hereby or for the execution, delivery and performance of this Agreement by the Grantor; or (B) for the perfection of or exercise by the Secured Party of its rights and remedies hereunder.

(vii) Simultaneous with the execution of this Agreement, the Grantor hereby authorizes the Secured Party to file one or more UCC financing statements, and any continuations, amendments, or assignments thereof with respect to the security interests in the Collateral granted hereby, with the State of Florida, and in such other jurisdictions as may be necessary.

(viii) The execution, delivery and performance of this Agreement, and the granting of the security interests contemplated hereby, will not: (A) constitute a violation of or conflict with the Articles of Incorporation, Bylaws or any other organizational or governing documents of the Company; (B) constitute a violation of, or a default or breach under (either immediately, upon notice, upon lapse of time, or both), or conflicts with, or gives to any other Person any rights of termination, amendment, acceleration or cancellation of, any provision of any Contract or agreement to which Grantor is a party or by which any of the Collateral may be bound; (C) constitute a violation of, or a default or breach under (either immediately, upon notice, upon lapse of time, or both), or conflicts with, any Judgment of any Governmental Authority; (D) constitute a violation of, or conflict with, any Law; or (E) result in the loss or adverse modification of, or the imposition of any fine, penalty or other Encumbrance with respect to, any Permit granted or issued to, or otherwise held by or for the use of, the Grantor or any of the Collateral. No Consent (including from stockholders or creditors of the Grantor) is required for the Grantor to enter into and perform its obligations hereunder.

(ix) The Grantor shall at all times maintain the liens and security interests provided for hereunder as valid and perfected liens and security interests in the Collateral in favor of the Secured Party until this Agreement and the security interests hereunder shall terminate pursuant to Section 8(o) below. The Grantor shall at all times safeguard and protect all Collateral, at its own expense, for the account of the Secured Party. At the request of the Secured Party, the Grantor will sign and deliver to the Secured Party at any time, or from time to time, one or more financing statements pursuant to the Code (or any other applicable statute) in form reasonably satisfactory to the Secured Party and will pay the cost of filing the same in all public offices wherever filing is, or is reasonably deemed by the Secured Party to be, necessary or desirable to effect the rights and obligations provided for herein. Without limiting the generality of the foregoing, the Grantor shall pay all fees, taxes and other amounts necessary to maintain the Collateral and the security interests granted hereunder, and the Grantor shall obtain and furnish to the Secured Party from time to time, upon demand, such releases and/or subordinations of claims and liens which may be required to maintain the priority of the security interests hereunder.

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(x) Except for purchase money, the Grantor will not transfer, pledge, hypothecate, encumber, license, sell or otherwise dispose of any of the Collateral without the prior written consent of the Secured Party, which consent may be withheld in the Secured Party’s sole and absolute discretion, except for transfers, sales or licenses made in the Grantor’s Ordinary Course of Business.

(xi) The Grantor shall keep, maintain and preserve all of the Collateral in good condition, repair and order and the Grantor will use, operate and maintain the Collateral in compliance with all Laws, and in compliance with all applicable insurance requirements and regulations.

(xii) The Grantor shall, within five (5) days of obtaining knowledge thereof, advise the Secured Party promptly, in sufficient detail, of any substantial or material adverse change in the Collateral, and of the occurrence of any event which would have a Material Adverse Effect.

(xiii) The Grantor shall promptly execute and deliver to the Secured Party such further deeds, mortgages, assignments, security agreements, financing statements or other instruments, documents, certificates and assurances and take such further action as the Secured Party may from time to time reasonably request and may in its reasonable discretion deem necessary to perfect, protect or enforce its security interest in the Collateral, including, placing legends on Collateral or on books and records pertaining to Collateral stating that Secured Party has a security interest therein.

(xiv) The Grantor will take all steps reasonably necessary to diligently pursue and seek to preserve, enforce and collect any rights, claims, causes of action and accounts receivable in respect of the Collateral.

(xv) The Grantor shall promptly notify the Secured Party in sufficient detail upon becoming aware of any Claim, Proceeding, or any other litigation, attachment, garnishment, execution or other legal process levied against any Collateral or of any Claim, Proceeding or any other material litigation, attachment, garnishment, execution or other legal process which Grantor knows or has reason to believe is pending or threatened against it or the Collateral, and of any other information received by the Grantor that may materially and adversely affect the value of the Collateral, the security interests granted hereunder or the rights and remedies of the Secured Party hereunder.

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(xvi) All information heretofore, herein or hereafter supplied to the Secured Party by or on behalf of the Grantor with respect to the Collateral is accurate and complete in all material respects as of the date furnished.

(xvii) Except as otherwise disclosed to the Secured Party in writing, Grantor will promptly pay when due all Taxes and all transportation, storage, warehousing and all other charges and fees affecting or arising out of or relating to the Collateral and shall defend the Collateral, at Grantor’s expense, against all claims of any Persons claiming any interest in the Collateral adverse to Grantor or Secured Party.

(xviii) During normal business hours and subject to prior reasonable notice from Secured Party to the Grantor (which notice may be e-mail or telephonic notice), Secured Party and its agents and designees may enter the Business Premises and any other premises of the Grantor and inspect the Collateral and all books and records of the Grantor (in whatever form) up to two (2) times per year absent an Event of Default, and the Grantor shall pay the reasonable costs of such inspections.

(xix) The Grantor shall maintain comprehensive casualty insurance on the Collateral against such risks, in such amounts, with such loss deductible amounts and with such companies as may be reasonably satisfactory to the Secured Party, and each such policy shall contain a clause or endorsement satisfactory to Secured Party naming Secured Party as loss payee and a clause or endorsement satisfactory to Secured Party that such policy may not be canceled or altered and Secured Party may not be removed as loss payee without at least thirty (30) days prior written notice to Secured Party. In all events, the amounts of such insurance coverages shall conform to prudent business practices and shall be in such minimum amounts that Grantor will not be deemed a co-insurer under applicable insurance laws, policies or practices. Upon the occurrence and continuation of an Event of Default, the Grantor hereby assigns to Secured Party and grants to Secured Party a security interest in any and all proceeds of such policies and authorizes and empowers Secured Party to adjust or compromise any loss under such policies and to collect and receive all such proceeds. Upon the occurrence and continuation of an Event of Default, the Grantor hereby authorizes and directs each insurance company to pay all such proceeds directly and solely to Secured Party and not to the Grantor and Secured Party jointly. Upon the occurrence and continuation of an Event of Default, the Grantor authorizes and empowers Secured Party to execute and endorse in Grantor’s name all proofs of loss, drafts, checks and any other documents or instruments necessary to accomplish such collection, and any persons making payments to Secured Party under the terms of this subsection are hereby relieved absolutely from any obligation or responsibility to see to the application of any sums so paid. After deduction from any such proceeds of all costs and expenses (including attorney’s fees) incurred by Secured Party in the collection and handling of such proceeds, the net proceeds shall be applied as follows: if no Event of Default shall have occurred and be continuing, such net proceeds may be applied, at Grantor’s option, either toward replacing or restoring the Collateral, in a manner and on terms satisfactory to Secured Party, or as a credit against such of the Obligations, whether matured or unmatured, as Company shall determine. In the event that Grantor may and does elect to replace or restore any of the Collateral as aforesaid, then such net proceeds shall be deposited in a segregated account opened in the name and for the benefit of Secured Party, and such net proceeds shall be disbursed therefrom by Secured Party in such manner and at such times as Secured Party deems appropriate to complete and insure such replacement or restoration; provided, however, that if an Event of Default shall occur and be continuing at any time before or after replacement or restoration has commenced, then thereupon Secured Party shall have the option to apply all remaining net proceeds either toward replacing or restoring the Collateral, in a manner and on terms satisfactory to Secured Party, or as a credit against such of the Obligations, whether matured or unmatured, as Secured Party shall determine in Secured Party’s sole discretion. If an Event of Default shall have occurred and be continuing prior to such deposit of the net proceeds, then Secured Party may, in its sole discretion, apply such net proceeds either toward replacing or restoring the Collateral, in a manner and on terms satisfactory to Secured Party, or as a credit against such of the Obligations, whether matured or unmatured, as Secured Party shall determine in Secured Party’s sole discretion.

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(xx) The Grantor shall cooperate with Secured Party to obtain and keep in effect one or more control agreements in Deposit Accounts, Electronic Chattel Paper, Investment Property and Letter-of-Credit Rights Collateral. In addition, the Grantor, at the Grantor’s expense, shall promptly: (A) execute all notices of security interest for each relevant type of Software and other General Intangibles in forms suitable for filing with any United States or foreign office handling the registration or filing of patents, trademarks, copyrights and other intellectual property and any successor office or agency thereto; and (B) take all commercially reasonable steps in any Proceeding before any such office or any similar office or agency in any other country or any political subdivision thereof, to diligently prosecute or maintain, as applicable, each application and registration of any Software, General Intangibles or any other intellectual property rights and assets that are part of the Collateral, including filing of renewals, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings.

(xxi) Grantor shall not file any amendments, correction statements or termination statements concerning the Collateral without the prior written consent of Secured Party while the Obligations are outstanding.

(c) Collateral Collections. While an Event of Default shall have occurred and be continuing, Secured Party shall have the right at any and all times to enforce the Grantor’s rights against all Persons obligated on any of the Collateral, including the right to: (i) notify and/or require the Grantor to notify any or all Persons obligated on any of the Collateral to make payments directly to Secured Party or in care of a post office lock box under the sole control of Secured Party established at Grantor’s expense, and to take any or all action with respect to Collateral as Secured Party shall determine in its sole discretion, including, the right to demand, collect, sue for and receive any money or property at any time due, payable or receivable on account thereof, compromise and settle with any Person liable thereon, and extend the time of payment or otherwise change the terms thereof, without incurring any liability or responsibility to the Grantor whatsoever; and/or (ii) require the Grantor to segregate and hold in trust for Secured Party and, on the day of Grantor’s receipt thereof, transmit to Secured Party in the exact form received by the Grantor (except for such assignments and endorsements as may be required by Secured Party), all cash, checks, drafts, money orders and other items of payment constituting any portion of the Collateral or proceeds of the Collateral. Secured Party’s collection and enforcement of Collateral against Persons obligated thereon shall be deemed to be commercially reasonable if Secured Party exercises the care and follows the procedures that Secured Party generally applies to the collection of obligations owed to Secured Party.

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(d) Care of Collateral. Except for Collateral in control or possession of the Secured Party, Grantor shall have all risk of loss of the Collateral. Except for Collateral in control or possession of the Secured Party, the Secured Party shall have no liability or duty, either before or after the occurrence of an Event of Default, on account of loss of or damage to, to collect or enforce any of its rights against, the Collateral, to collect any income accruing on the Collateral, or to preserve rights against Persons with prior interests in the Collateral. If Secured Party actually receives any notices requiring action with respect to Collateral in Secured Party’s possession, Secured Party shall take reasonable steps to forward such notices to the Grantor. The Grantor is responsible for responding to notices concerning the Collateral, voting the Collateral, and exercising rights and options, calls and conversions of the Collateral. Secured Party’s reasonable responsibility is to take such action as is reasonably requested by Grantor in writing, however, Secured Party is not responsible to take any action that, in Secured Party’s reasonable judgment, would affect the value of the Collateral as security for the Obligations adversely. While Secured Party is not required to take certain actions, if action is needed, in Secured Party’s reasonable discretion, to preserve and maintain the Collateral, Grantor authorizes Secured Party to take such actions, but Secured Party is not obligated to do so.

4. Events of Default. The occurrence of any one or more of the acts constituting an “Event of Default” as described in Section 3.01 of the Debenture.

5. Rights and Remedies.

(a) Rights and Remedies of Secured Party. Upon and while an Event of Default is continuing, Secured Party may, without notice or demand, exercise in any jurisdiction in which enforcement hereof is sought, the following rights and remedies, in addition to the rights and remedies available to Secured Party under the Purchase Agreement and any other Transaction Documents, the rights and remedies of a secured party under the Code, and all other rights and remedies available to Secured Party under applicable law or in equity, all such rights and remedies being cumulative and enforceable alternatively, successively or concurrently:

(i) Take absolute control of the Collateral including transferring into the Secured Party’s name or into the name of its nominee or nominees (to the extent the Secured Party has not theretofore done so) and thereafter receive, for the benefit of the Secured Party, all payments made thereon, give all consents, waivers and ratifications in respect thereof and otherwise act with respect thereto as though it were the outright owner thereof;

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(ii) Require the Grantor to, and the Grantor hereby agrees that it will at its expense and upon request of the Secured Party forthwith, assemble all or part of the Collateral as directed by the Secured Party and make it available to the Secured Party at a place or places to be designated by the Secured Party that is convenient to Secured Party, and the Secured Party may enter into and occupy the Business Premises or any other premises owned or leased by the Grantor where the Collateral or any part thereof is located or assembled in order to effectuate the Secured Party’s rights and remedies hereunder or under law without a breach of peace, including removing such Collateral therefrom, without any obligation or liability to the Grantor in respect of such occupation, the Grantor HEREBY WAIVING ANY AND ALL RIGHTS TO PRIOR NOTICE AND TO JUDICIAL HEARING WITH RESPECT TO REPOSSESSION OF COLLATERAL AND THE GRANTOR HEREBY GRANTING TO SECURED PARTY AND ITS AGENTS AND REPRESENTATIVES FULL AUTHORITY TO ENTER SUCH PREMISES;

(iii) Without notice, except as specified below, and without any obligation to prepare or process the Collateral for sale: (A) sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Secured Party’s offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as shall be commercially reasonable; and/or (B) lease, license or dispose of the Collateral or any part thereof upon such terms as shall be commercially reasonable. The Grantor agrees that, to the extent notice of sale or any other disposition of the Collateral shall be required by law, at least ten (10) days’ notice to the Grantor of the time and place of any public sale or the time after which any private sale or other disposition of the Collateral is to be made shall constitute reasonable notification. The Secured Party shall not be obligated to make any sale or other disposition of any Collateral regardless of notice of sale having been given. The Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Grantor hereby waives any claims and actions against the Secured Party arising by reason of the fact that the price at which any of the Collateral may have been sold at a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Obligations, even if the Secured Party accepts the first offer received and does not offer such Collateral to more than one offeree, and waives all rights that the Grantor may have to require that all or any part of such Collateral be marshaled upon any sale (public or private) thereof. The Grantor hereby acknowledges that: (X) any such sale of the Collateral by the Secured Party shall be made without warranty; (Y) the Secured Party may specifically disclaim any warranties of title, possession, quiet enjoyment or the like; and (Z) such actions set forth in clauses (X) and (Y) above shall not adversely affect the commercial reasonableness of any such sale of Collateral. In addition to the foregoing: (1) upon written notice to the Grantor from the Secured Party after and during the continuance of an Event of Default, the Grantor shall cease any use of any intellectual property or any trademark, patent or copyright similar thereto for any purpose described in such notice; (2) the Secured Party may, at any time and from time to time after and during the continuance of an Event of Default, license, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any of the Grantor’s intellectual property, throughout the universe for such term or terms, on such conditions, and in such manner, as the Secured Party shall in its sole discretion determine; and (3) the Secured Party may, at any time, pursuant to the authority granted under this Agreement (such authority being effective upon the occurrence and during the continuance of an Event of Default), execute and deliver on behalf of the Grantor, one or more instruments of assignment of any intellectual property (or any application or registration thereof), in form suitable for filing, recording or registration in any country.

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(iv) Operate, manage and control the Collateral (including use of the Collateral and any other property or assets of Grantor in order to continue or complete performance of Grantor’s obligations under any contracts of Grantor), or permit the Collateral or any portion thereof to remain idle or store the same, and collect all rents and revenues therefrom.

(v) Enforce the Grantor’s rights against any Persons obligated upon any of the Collateral.

(vi) The Grantor hereby acknowledges that if the Secured Party complies with any applicable foreign, state, provincial or federal law requirements in connection with a disposition of the Collateral, such compliance will not adversely affect the commercial reasonableness of any sale or other disposition of the Collateral.

(vii) The Secured Party shall not be required to marshal any present or future collateral security (including, this Agreement and the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of the Secured Party’s rights hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising. To the extent that the Grantor lawfully may, the Grantor hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of the Secured Party’s rights under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, the Grantor hereby irrevocably waives the benefits of all such laws.

(b) Power of Attorney. Effective while an Event of Default is continuing, Grantor hereby designates and appoints Secured Party and its designees as attorney-in-fact of and for the Grantor, irrevocably and with full power of substitution, with authority to endorse the Grantor’s name on any notes, acceptances, checks, drafts, money orders, instruments or other evidences of payment or proceeds of the Collateral that may come into Secured Party’s possession; to execute proofs of claim and loss; to adjust and compromise any claims under insurance policies; and to perform all other acts necessary and advisable, in Secured Party’s sole discretion, to carry out and enforce this Agreement and the rights and remedies conferred upon the Secured Party by this Agreement, the Purchase Agreement or any other Transaction Documents. All acts of said attorney or designee are hereby ratified and approved by the Grantor and said attorney or designee shall not be liable for any acts of commission or omission, nor for any error of judgment or mistake of fact or law except for gross negligence and willful misconduct. This power of attorney is coupled with an interest and is irrevocable so long as any of the Obligations remain unpaid or unperformed or there exists any commitment by Secured Party which could give rise to any Obligations.

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(c) Costs and Expenses. The Grantor agrees to pay to the Secured Party, upon demand, the amount of any and all costs and expenses, including the reasonable fees, costs, expenses and disbursements of counsel for the Secured Party and of any experts and agents, which the Secured Party may incur in connection with: (i) the preparation, negotiation, execution, delivery, recordation, amendment, waiver or other modification or termination of this Agreement; (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any Collateral; (iii) the exercise or enforcement of any of the rights of the Secured Party hereunder; or (iv) the failure by the Grantor to perform or observe any of the provisions hereof. Included in the foregoing shall be the amount of all expenses paid or incurred by Secured Party in consulting with counsel concerning any of its rights hereunder, under the Purchase Agreement or under applicable law, as well as such portion of Secured Party’s overhead as Secured Party shall allocate to collection and enforcement of the Obligations in Secured Party’s sole but reasonable discretion. All such costs and expenses shall bear interest from the date of outlay until paid, at the highest rate set forth in the Debenture, or if none is so stated, the highest rate allowed by law. The provisions of this Subsection shall survive the termination of this Agreement and Secured Party’s security interest hereunder and the payment of all Obligations.

6. Security Interest Absolute. All rights of the Secured Party and all Obligations of the Grantor hereunder, shall be absolute and unconditional, irrespective of: (i) any lack of validity or enforceability of this Agreement, the Purchase Agreement, and any other Transaction Documents or any agreement entered into in connection with the foregoing, or any portion hereof or thereof; (ii) any change in the time, manner or place of payment or performance of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the terms and provisions of the Purchase Agreement, any other Transaction Documents, or any other agreement entered into in connection with the foregoing; (iii) any exchange, release or non-perfection of any of the Collateral, or any release or amendment or waiver of or consent to departure from any other collateral for, or any guaranty, or any other security, for all or any of the Obligations; (iv) any action by the Secured Party to obtain, adjust, settle and cancel in its sole discretion any insurance claims or matters made or arising in connection with the Collateral; or (v) except for payment and performance, any other circumstance which might otherwise constitute any legal or equitable defense available to the Grantor, or a discharge of all or any part of the security interests granted hereby. Until the Obligations shall have been paid and performed in full, the rights of the Secured Party shall continue even if the Obligations are barred for any reason, including, the running of the statute of limitations or bankruptcy. In the event that at any time any transfer of any Collateral or any payment received by the Secured Party hereunder shall be deemed by final order of a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under the Bankruptcy Code or any other similar insolvency or bankruptcy laws of any jurisdiction , or shall be deemed to be otherwise due to any party other than the Secured Party, then, in any such event, the Grantor’s obligations hereunder shall survive cancellation of this Agreement, and shall not be discharged or satisfied by any prior payment thereof and/or cancellation of this Agreement, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof. The Grantor waives all right to require the Secured Party to proceed against any other Person or to apply any Collateral which the Secured Party may hold at any time, or to pursue any other remedy. The Grantor waives any defense arising by reason of the application of the statute of limitations to any obligation secured hereby.

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7. Indemnity. The Grantor agrees to defend, protect, indemnify and hold the Secured Party forever harmless from and against any and all Claims of any nature or kind (including reasonable legal fees, costs, expenses, and disbursements of counsel) to the extent that they arise out of, or otherwise result from, this Agreement (including, enforcement of this Agreement) except for gross negligence and willful misconduct. This indemnity shall survive termination of this Agreement.

8. Miscellaneous.

(a) Performance for Grantor. The Grantor agrees and hereby authorizes that Secured Party may, in Secured Party’s sole discretion, but Secured Party shall not be obligated to, whether or not an Event of Default shall have occurred, advance funds on behalf of the Grantor , with prior notice to the Grantor and right to cure or contest, in order to insure the Grantor’s compliance with any covenant, warranty , representation or agreement of the Grantor made in or pursuant to this Agreement, the Purchase Agreement, or any other Transaction Documents, to continue or complete, or cause to be continued or completed, performance of the Grantor’s obligations under any Contracts of the Grantor, or to preserve or protect any right or interest of Secured Party in the Collateral or under or pursuant to this Agreement, the Purchase Agreement or any other Transaction Documents, including, the payment of any insurance premiums or taxes and the satisfaction or discharge of any Claim, Obligation, Judgment or any other Encumbrance upon the Collateral or other property or Assets of Grantor; provided, however, that the making of any such advance by Secured Party shall not constitute a waiver by Secured Party of any Event of Default with respect to which such advance is made, nor relieve the Grantor of any such Event of Default. The Grantor shall pay to Secured Party upon demand all such advances made by Secured Party with interest thereon at the highest rate set forth in the Debenture, or if none is so stated, the highest rate allowed by law. All such advances shall be deemed to be included in the Obligations and secured by the security interest granted Secured Party hereunder; provided, however, that the provisions of this Subsection shall survive the termination of this Agreement and Secured Party’s security interest hereunder and the payment of all other Obligations.

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(b) Applications of Payments and Collateral. Except as may be otherwise specifically provided in this Agreement or the Purchase Agreement, while an Event of Default is continuing, all Collateral and proceeds of Collateral coming into Secured Party’s possession and all payments made by any Person to Secured Party with respect to any Collateral may be applied by Secured Party (after payment of any amounts payable to the Secured Party pursuant to Section 5(c) hereof) to any of the Obligations, whether matured or unmatured, as Secured Party shall determine in its sole, but reasonable discretion. Any surplus held by the Secured Party and remaining after the indefeasible payment in full in cash of all of the Obligations shall be paid over to whomsoever shall be lawfully entitled to receive the same or as a court of competent jurisdiction shall direct. Secured Party may defer the application of Noncash Proceeds of Collateral, to the Obligations until Cash Proceeds are actually received by Secured Party. In the event that the proceeds of any such sale, collection or realization are insufficient to pay all amounts to which the Secured Party is legally entitled, the Grantor shall be liable for the deficiency, together with interest thereon at the highest rate specified in the Debenture for interest on overdue principal thereof or such other rate as shall be fixed by applicable law, together with the costs of collection and the reasonable fees, costs, expenses and other client charges of any attorneys employed by the Secured Party to collect such deficiency.

(c) Waivers by Grantor. The Grantor hereby waives, to the extent the same may be waived under applicable law: (i) notice of acceptance of this Agreement; (ii) all claims and rights of the Grantor against Secured Party on account of actions taken or not taken by Secured Party in the exercise of Secured Party’s rights or remedies hereunder, under the Purchase Agreement, and other Transaction Documents or under applicable law; (iii) all claims of the Grantor for failure of Secured Party to comply with any requirement of applicable law relating to enforcement of Secured Party’s rights or remedies hereunder, under the Purchase Agreement, under any other Transaction Documents or under applicable law; (iv) all rights of redemption of the Grantor with respect to the Collateral; (v) in the event Secured Party seeks to repossess any or all of the Collateral by judicial proceedings, any bond(s) or demand(s) for possession which otherwise may be necessary or required; (vi) presentment, demand for payment, protest and notice of non-payment and all exemptions applicable to any of the Collateral or the Grantor; (vii) any and all other notices or demands which by applicable law must be given to or made upon the Grantor by Secured Party; (viii) settlement, compromise or release of the obligations of any Person primarily or secondarily liable upon any of the Obligations; (ix) all rights of the Grantor to demand that Secured Party release account debtors or other Persons liable on any of the Collateral from further obligation to Secured Party; and (x) substitution, impairment, exchange or release of any Collateral for any of the Obligations. The Grantor agrees that Secured Party may exercise any or all of its rights and/or remedies hereunder, under the Purchase Agreement, the other Transaction Documents and under applicable law without resorting to and without regard to any Collateral or sources of liability with respect to any of the Obligations. Upon termination of this Agreement and Secured Party’s security interest hereunder and payment of all Obligations, within ten (10) Business Days following the Grantor’s request to Secured Party, Secured Party shall release control of any security interest in the Collateral perfected by control and Secured Party shall send Grantor a statement terminating any financing statement filed against the Collateral.

(d) Waivers by Secured Party. No failure or any delay on the part of Secured Party in exercising any right, power or remedy hereunder, under this Agreement, the Purchase Agreement, and other Transaction Documents or under applicable law, shall operate as a waiver thereof.

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(e) Secured Party’s Setoff. Secured Party shall have the right, in addition to all other rights and remedies available to it, following an Event of Default, to set off against any Obligations due Secured Party, any debt owing to the Grantor by Secured Party.

(f) Modifications, Waivers and Consents. No modifications or waiver of any provision of this Agreement, the Purchase Agreement, or any other Transaction Documents, and no consent by Secured Party to any departure by the Grantor therefrom, shall in any event be effective unless the same shall be in writing, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given, and any single or partial written waiver by Secured Party of any term, provision or right of Secured Party hereunder shall only be applicable to the specific instance to which it relates and shall not be deemed to be a continuing or future waiver of any other right, power or remedy. No notice to or demand upon the Grantor in any case shall entitle Grantor to any other or further notice or demand in the same, similar or other circumstances.

(g) Notices. All notices of request, demand and other communications hereunder shall be addressed to the parties as follows:

If to the Grantor:	400 South Australian Ave., 8th Floor
West Palm Beach, FL 33401
Attention: Jace Simmons
E-Mail: jsimmons@medytoxsolutionsinc.com

With a copy to:	Akerman LLP
(which shall not constitute notice)	One Southeast Third Avenue
Miami, FL 33131
Attention: Dean M. Freitag, Esq.
E-Mail: dean.freitag@akerman.com

If to the Secured Party	TCA Global Credit Master Fund, LP
3960 Howard Hughes Parkway, Suite 500
Las Vegas, NV 89169
Attn: Mr. Robert Press
E-Mail: bpress@tcaglobalfund.com

With a copy to:	Lucosky Brookman LLP
(which shall not constitute notice)	101 Wood Avenue South, 5th Floor
Woodbridge, NJ 08830
Attn: Seth A. Brookman, Esq.
E-Mail: sbrookman@lucbro.com

unless the address is changed by the party by like notice given to the other parties. Notice shall be in writing and shall be deemed delivered: (i) if mailed by certified mail, return receipt requested, postage prepaid and properly addressed to the address below, then three (3) business days after deposit of same in a regularly maintained U.S. Mail receptacle; or (ii) if mailed by Federal Express, UPS or other nationally recognized overnight courier service, next business morning delivery, then one (1) business day after deposit of same in a regularly maintained receptacle of such overnight courier ; or (iii) if hand delivered, then upon hand delivery thereof to the address indicated on or prior to 5:00 p.m., EST, on a business day. Any notice hand delivered after 5:00 p.m., EST, shall be deemed delivered on the following business day. Notwithstanding the foregoing, notice, consents, waivers or other communications referred to in this Agreement may be sent by facsimile, e-mail, or other method of delivery, but shall be deemed to have been delivered only when the sending party has confirmed (by reply e-mail or some other form of written confirmation from the receiving party) that the notice has been received by the other party.

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(h) Applicable Law and Consent to Jurisdiction. The Grantor and the Secured Party each irrevocably agrees that any dispute arising under, relating to, or in connection with, directly or indirectly, this Agreement or related to any matter which is the subject of or incidental to this Agreement (whether or not such claim is based upon breach of contract or tort) shall be subject to the exclusive jurisdiction and venue of the state and/or federal courts located in Broward County, Florida. This provision is intended to be a “mandatory” forum selection clause and governed by and interpreted consistent with Florida law. The Grantor and Secured Party each hereby consents to the exclusive jurisdiction and venue of any state or federal court having its situs in said county, and each waives any objection based on forum non conveniens. The Grantor hereby waives personal service of any and all process and consent that all such service of process may be made by certified mail, return receipt requested, directed to the Grantor, as set forth herein in the manner provided by applicable statute, law, rule of court or otherwise. Except for the foregoing mandatory forum selection clause, this Agreement shall be construed in accordance with the laws of the State of Nevada, without regard to the principles of conflicts of laws, except to the extent that the validity and perfection or the perfection and the effect of perfection or non-perfection of the security interest created hereby, or remedies hereunder, in respect of any particular Collateral are governed under the Code by the law of a jurisdiction other than the State of Nevada, in which case such issues shall be governed by the laws of the jurisdiction governing such issues under the Code.

(i) Survival: Successors and Assigns. All covenants, agreements, representations and warranties made herein shall survive the execution and delivery hereof, shall survive Closing and shall continue in full force and effect until all Obligations have been paid in full, there exists no commitment by Secured Party which could give rise to any Obligations and the Secured Party has provided written notice acknowledging the satisfaction of all Obligations. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party. In the event that Secured Party assigns this Agreement and/or its security interest in the Collateral, Secured Party shall give written notice to the Grantor of any such assignment and such assignment shall be binding upon and recognized by the Grantor (provided that failure to deliver any such written notice shall not impair, negate or otherwise adversely affect any of the Secured Party’s rights or remedies under this Agreement or any other Transaction Documents). All covenants, agreements, representations and warranties by or on behalf of the Grantor which are contained in this Agreement shall inure to the benefit of Secured Party, its successors and assigns. The Grantor may not assign this Agreement or delegate any of its rights or obligations hereunder, without the prior written consent of Secured Party, which consent may be withheld in Secured Party’s sole and absolute discretion.

(j) Severabilitv. If any term, provision or condition, or any part thereof, of this Agreement shall for any reason be found or held invalid or unenforceable by any court or governmental authority of competent jurisdiction, such invalidity or unenforceability shall not affect the remainder of such term, provision or condition nor any other term, provision or condition, and this Agreement shall survive and be construed as if such invalid or unenforceable term, provision or condition had not been contained therein.

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(k) Merger and Integration. This Agreement and the attached Schedules (if any), together with the Purchase Agreement and the other Transaction Documents, contain the entire agreement of the parties hereto with respect to the matters covered and the transactions contemplated hereby and thereby, and no other agreement, statement or promise made by any party hereto or thereto, or by any employee, officer, agent or attorney of any party hereto, which is not contained herein or therein shall be valid or binding.

(1) WAIVER OF JURY TRIAL. THE GRANTOR HEREBY: (a) COVENANTS AND AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY A JURY; AND (b) WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH THE GRANTOR AND SECURED PARTY MAY BE PARTIES, ARISING OUT OF, IN CONNECTION WITH OR IN ANY WAY PERTAINING TO THIS AGREEMENT, THE PURCHASE AGREEMENT AND/OR ANY TRANSACTIONS, OCCURRENCES, COMMUNICATIONS, OR UNDERSTANDINGS (OR THE LACK OF ANY OF THE FOREGOING) RELATING IN ANY WAY TO DEBTOR-CREDITOR RELATIONSHIP BETWEEN THE PARTIES. IT IS UNDERSTOOD AND AGREED THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS SECURITY AGREEMENT. THIS WAIVER OF JURY TRIAL IS SEPARATELY GIVEN, KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY THE GRANTOR AND THE GRANTOR HEREBY AGREES THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. SECURED PARTY IS HEREBY AUTHORIZED TO SUBMIT THIS AGREEMENT TO ANY COURT HAVING JURISDICTION OVER THE SUBJECT MATTER AND THE GRANTOR AND SECURED PARTY, SO AS TO SERVE AS CONCLUSIVE EVIDENCE OF SUCH WAIVER OF RIGHT TO TRIAL BY JURY. THE GRANTOR REPRESENTS AND WARRANTS THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND/OR THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

(m) Execution. This Agreement may be executed in one or more counterparts, all of which taken together shall be deemed and considered one and the same Agreement, and same shall become effective when counterparts have been signed by each party and each party has delivered its signed counterpart to the other party. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format file or other similar format file, such signature shall be deemed an original for all purposes and shall create a valid and binding obligation of the party executing same with the same force and effect as if such facsimile or “.pdf” signature page was an original thereof.

(n) Headings. The headings and sub-headings contained in the titling of this Agreement are intended to be used for convenience only and shall not be used or deemed to limit or diminish any of the provisions hereof.

(o) Termination. This Agreement and the security interests hereunder shall terminate on the date on which all Obligations have been indefeasibly paid or discharged in full and there are no commitments outstanding for Secured Party to advance any funds to the Grantor, either under the Purchase Agreement, the Transaction Documents or any other Contract. Upon such termination, the Secured Party, at the request and at the expense of the Grantor for the fee for the filing of the termination statement, will furnish any termination statement with respect to any financing statement filed pursuant to this Agreement.

(p) Gender and Use of Singular and Plural. All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the party or parties or their personal representatives, successors and assigns may require.

(q) Further Assurances. The parties hereto will execute and deliver such further instruments and do such further acts and things as may be reasonably required to carry out the intent and purposes of this Agreement.

(r) Time is of the Essence. The parties hereby agree that time is of the essence with respect to performance of each of the parties’ obligations under this Agreement. The parties agree that in the event that any date on which performance is to occur falls on a Saturday, Sunday or state or national holiday, then the time for such performance shall be extended until the next business day thereafter occurring.

(s) Joint Preparation. The preparation of this Agreement has been a joint effort of the parties and the resulting documents shall not, solely as a matter of judicial construction, be construed more severely against one of the parties than the other.

(t) Increase in Obligations. It is the intent of the parties to secure payment of the Obligations, as the amount of such Obligations may increase from time to time in accordance with the terms and provisions of the Purchase Agreement, and all of the Obligations, as so increased from time to time, shall be and are secured hereby. Upon the execution hereof, the Grantor shall pay any and all documentary stamp taxes and/or other charges required to be paid in connection with the execution and enforcement of the Purchase Agreement and this Agreement, and if, as and to the extent the Obligations are increased from time to time in accordance with the terms and provisions of the Debenture, then the Grantor shall immediately pay any additional documentary stamp taxes or other charges in connection therewith.

[signature page follows]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Security Agreement as of the day and year first above written.

GRANTOR:

[                                            ]

By: ___________________

Name:

Title:

STATE OF ________________	)
) SS.
COUNTY OF ______________	)

The undersigned, a Notary Public in and for the said County, in the State aforesaid, DO HEREBY CERTIFY that ___________, the _________________of ____________________, a_________ corporation, who is personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that he/she signed and delivered the said instrument as his/her own free and voluntary act and as the free and voluntary act of said corporation, for the uses and purposes therein set forth.

GIVEN under my hand and notarial seal this _____ day of ________________, 20____.

Notary Public

My Commission Expires:

SECURED PARTY: TCA GLOBAL CREDIT MASTER FUND, LP By: TCA Global Credit Master Fund GP, Ltd., Its: general partner By: _________________________________ Name: Robert Press Title: Director

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